UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA	L4V 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 28, 2010, Nortel Networks Corporation (NNC) announced that it, its principal operating subsidiary Nortel Networks Limited (NNL), and certain of its other subsidiaries, including Nortel Networks Inc. (NNI) and Nortel Networks UK Limited (in administration) (together, Nortel), have completed the sale of substantially all of the global assets of Nortel’s Carrier VoIP and Application Solutions business to GENBAND US LLC (GENBAND) for a purchase price of $282 million. The net purchase price was approximately $182 million after balance sheet and other adjustments of approximately $100 million, and was paid in cash. Under the terms of the sale, Nortel will provide certain transitional services to GENBAND.

Item 8.01	Other Events

As previously announced, NNC does not expect that its common shareholders or the preferred shareholders of NNL will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Pursuant to the rules and regulations of the United States Securities and Exchange Commission, Nortel has filed certain agreements as exhibits to this report. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosures made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Nortel’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Nortel’s actual state of affairs at the date hereof and should not be relied upon.

99.1	Asset Sale Agreement by and among NNC, NNL and certain other subsidiaries of NNC, including NNI, as Sellers, and GENBAND, as the Purchaser, dated as of December 22, 2009, incorporated by reference to Exhibit 10.111 to NNC’s annual report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: June 4, 2010